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                                                                   Exhibit 10.26

                          TERMINATION OPTION EXTENSION


     This Termination Option Extension is entered into this 30th day of November, 2006, by and between Overhill Farms, Inc., a Nevada corporation, (the "COMPANY") and James Rudis, an individual residing in the state of New York ("RUDIS").

     The Company and Rudis entered into an Employment Agreement dated November 1, 1999 which was amended on October 30, 2003. Pursuant to the October 30, 2003 amendment, the term of the Employment Agreement was extended to October 31, 2006, and a provision added providing that the term would automatically extend for additional successive one year periods unless either party gave written notice to the other of its intention to terminate at least 90 days prior to the end of the term (or any extended term).

     The parties acknowledge that they had forgotten the addition of the provision for automatic extensions and had assumed that the Employment Agreement was terminating by its terms on October 31, 2006. To remedy this oversight, the parties have agreed to extend the time period for either party to provide notice of his or its intention to terminate the Employment Agreement until December 1, 2006. If, on or before December 1, 2006, either party notifies the other in writing of his or its intention to terminate the Employment Agreement, the Employment Agreement shall be deemed terminated 90 days from the date the notice is delivered. If no such notice is given by December 1, 2006, the term of the Employment Agreement shall be deemed extended to October 31, 2007.

     Except for the extension specifically provided for herein, the Employment Agreement, as amended, remains in full force and effect. This Termination Option Extension may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Telecopied, scanned or other facsimile signatures on this Agreement shall be deemed to be original signatures.



                                      Overhill Farms, Inc., a Nevada corporation

                                      By:  /S/ John L. Steinbrun
                                           -------------------------------------
                                           Title: SVP, Chief Financial Officer &
                                                  ------------------------------
                                                  Chief Operating Officer
                                                  -----------------------



                                           /S/ James Rudis
                                           -------------------------------------
                                           James Rudis